Exhibit 23.3

Chen and Lin

Taipei, Taiwan R.O.C.

July 13, 2004

Monolithic Power Systems, Inc.

983 University Avenue

Building A

Los Gatos, CA 95032

Re: Monolithic Power Systems, Inc. Registration Statement on Form S-1.

Dear Sirs:

We hereby consent to the reference to our firm under the caption “Experts” in Monolithic Power Systems, Inc.’s Registration Statement on Form S-1.

Very truly yours,
CHEN AND LIN

By:	/s/ C.H. CHEN
C.H. Chen